Exhibit 99

PRESS RELEASE

ABLEAUCTIONS’ LIVE AUCTION OPERATIONS (ICOLLECTOR AND NAALIVE) EXPECTED TO SET A RECORD FOR NUMBER OF AUCTION SESSIONS FACILITATED IN ONE QUARTER

OJAI, CALIFORNIA – June 25, 2007 – Ableauctions.com Inc. (AMEX:AAC) (the “Company”) announced today that it expects its live auction divisions iCollector and NAALive to set a record for the number of auction sessions facilitated in a single quarter for the quarter ending June 30, 2007.  The iCollector and NAALive operations are expected to report over 400 auction sessions for the second quarter of 2007, surpassing all previous quarterly numbers.

The strongest surge in auction sessions activity stemmed from the companies NAALive operations, which is expected to show growth of auction sessions in excess of 70% from the previous quarter.  The results reflect the Company’s increased efficiency in both its marketing and operations following the consolidation of its NAALive.com and iCollector.com operations.

The NAALive platform was released in April 2004 to provide the National Auctioneer’s Association (NAA) members with a powerful, effective and economical online solution for broadcasting auctions over the Internet under the URL “naalive.com.”  The endorsement of technology comes as a natural progression in the evolution of the industry and is driven by input from auctioneers.

The NAA provides a feedback channel to its members for the successive upgrade of the technology and ensuring its ease of use. At the core of the platform is the underlying objective to empower members with cutting edge technology, backed by the experience garnered from running thousands of auctions, to realize the full potential of the online auction process.

The NAA represents approximately 7,000 auctioneers worldwide with members in every U.S. state and covering the multi-billion dollar real estate, automotive, fine art, cattle, equipment and manufacturing segments.

About iCollector.com

iCollector.com is the pre-eminent supplier of live online auction technology and services to some of the world’s most prestigious galleries and industrial auction houses and operates one of the largest eBay Live Auction sales and support centers in the world. It is the only auction technology company to be endorsed by the National Auctioneers Association (NAA) and has partnered with eBay Live Auctions in streamlining the process of broadcasting auctions real-time on the Internet. iCollector’s technology enables auction houses to open their establishments to the world by allowing online bidders to participate in real-time on the auction floor.

Visit www.icollector.com or (www.icollector.com/ourTechnology.aspx)

About Ableauctions.com

Ableauctions.com Inc. (AMEX “aac”) is a high-tech liquidator and on-line auction facilitator that operates the domains iCollector.com, Naalive.com and Unlimited Closeouts.com.

As an on-line auction facilitator, the Company, with the experience of over 3,000 auctions, has developed state-of-the-art technology to broadcast auctions over the Internet (www.ableauctions.com/technology) and currently provides the technology and related services to auction houses, enabling them to broadcast auctions over the Internet.  The Company broadcasts business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA) and art, antique and collectible auctions for numerous galleries and auction houses around the world through eBay Live Auctions.

As a liquidator, the Company, through Unlimited Closeouts, purchases overstocks, order cancellations and discontinued products from major manufacturers and importers, then sells the merchandise to major retail chains, other resellers or the public.

For a comprehensive Corporate Update and prior releases, visit www.ableauctions.com.  For more information, contact Investor Relations at investorrelations@ableauctions.com

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements."   Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the performance of our staff, loss of management personnel, an inability to obtain financing as and when we need it, competition from other on-line auction businesses, our ability to implement or manage our expansion strategy, general economic conditions, our ability to license our software to other auction houses, our ability to acquire profitable companies and integrate them into our business successfully and other factors that are detailed in our Annual Report on Form 10-KSB and on documents we file from time-to-time with the Securities and Exchange Commission.  Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.  E.&O.E.